     As filed with the Securities and Exchange Commission on March 8, 1995
                                              Registration No. 33-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         LANDMARK GRAPHICS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                                   76-0029459
 (State or other jurisdiction of                           (I.R.S. Employer Identification Code)
  incorporation or organization)

      15150 Memorial Drive
          Houston, Texas                                                 77079
  (Address of principal executive offices)                             (zip code)


                          1994 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)

                             Patti L. Massaro, Esq.
                                General Counsel
                              15150 Memorial Drive
                             Houston, Texas  77079
                    (Name and address of agent for service)

                                 (713) 560-1000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                           Proposed           Proposed
             Title of                    Amount            Maximum            Maximum           Amount of
            Securities                   to be          Offering Price       Aggregate         Registration
         to be Registered              Registered         Per Share*      Offering Price*          Fee
===========================================================================================================
Common Stock, $.05 par value per
share                                     1,000,000         $20.13          $20,130,000         $6,941.38
                                         shares
===========================================================================================================

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, $.05 par value per share, on March 3, 1995 (as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System).

================================================================================

                                    PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

__________________________

* Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Prospectus:
(i) the reports listed below (which include all reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 30, 1994; and
(ii) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A under the Exchange Act (Registration No. 0-17195) filed by the Registrant with the Commission, including any amendments or reports filed for the purpose of updating such description:


                       Reports Incorporated by Reference

         (a)     Annual Report on Form 10-K, for the fiscal year ended June 30,
                 1994;
         (b)     Current Report on Form 8-K, dated September 29, 1994, as
                 amended;
         (c)     Quarterly Report on Form 10-Q, for the fiscal quarter ended
                 September 30, 1994;      and
         (d) Quarterly Report on Form 10-Q, for the fiscal quarter ended December 31, 1994.

         In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware permits the Registrant and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Registrant or in an action by stockholders of the Registrant. The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware nor does it apply with respect to any liability resulting from (i) a director's breach of his or her duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions of a director not in good faith; (iii) acts or omissions of a director involving intentional misconduct or a knowing violation of law; or (iv) a transaction from which a director derived an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation further provides that, other than with respect to an action or proceeding brought by or on behalf of the Registrant, the Registrant will indemnify its officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as an officer or director of the Registrant, or at the request of the Registrant, as an officer, director, agent or employee of another business entity. Such right of indemnification is conditioned upon such person having
(i) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) with respect to criminal matters, no reasonable cause to believe his or her conduct was unlawful.

         The Registrant's Restated Certificate of Incorporation also provides for a similar right of indemnification with respect to actions brought by or on behalf of the Registrant. However, in connection with an action brought by or on behalf of the Registrant, no right of indemnification exists with respect to amounts paid in settlement or satisfaction of any claim for which the person seeking indemnity has been adjudged to have been liable to the Registrant, unless a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly entitled to indemnity for expenses deemed proper by the court.

         Any indemnification will be made by the Registrant only upon a determination that indemnification is proper under the circumstances because the party seeking indemnity has met the applicable standard of conduct. Such determination will be made by the stockholders or by majority vote of a disinterested quorum of the Board of Directors, or, if the Board of Directors so directs, by independent counsel.

         Pursuant to the Restated Certificate of Incorporation, the Registrant will advance litigation expenses to any officer or director upon receipt of an undertaking by such person to repay such advances in the event no right of indemnification is subsequently shown. The Registrant also may obtain insurance at its expense on behalf of any person who might be entitled to indemnification, regardless of whether the Registrant would have the power to indemnify such person against liability under the Restated Certificate of Incorporation.

         The Registrant's bylaws provide that the Registrant will indemnify its officers and directors in accordance with the Registrant's Restated Certificate of Incorporation. Any right of indemnification granted by the Certificate of Incorporation or the bylaws is in addition to, and not in lieu of, any other right of indemnification to which an officer or director may be entitled under any agreement, vote of stockholders or disinterested directors or law of Delaware.

         The Registrant enters into indemnification agreements with each of its executive officers and directors. Each such Indemnification Agreement provides for indemnification of officers and directors of the Registrant to the greatest extent permitted by the General Corporation Law of Delaware and additionally provides (i) that such persons shall be indemnified for amounts paid in settlement of derivative actions, (ii) for advances of investigation and litigation expenses subject to repayment if indemnification is disallowed,
(iii) that indemnification is available unless the board of directors or independent legal counsel or the stockholders determine that the relevant standards of conduct were not satisfied, with the Registrant bearing the burden of proving same in any suit for indemnification and (iv) for payment to such persons of expenses incurred in connection with the successful prosecution of an action for indemnification, in whole or in part, of any amount not timely paid (generally within 30 days of demand) by the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The following exhibits are furnished pursuant to Item 601 of Regulation S-K;

                                                                          Incorporated by Reference
                                                                               (If applicable)
                                                                    -------------------------------------
Exhibit Number and Description                                      Form       Date    File No.   Exhibit
- ------------------------------                                      ----      ------   --------   -------

(5)  Opinion regarding legality

      5.1   Opinion of Winstead
            Sechrest & Minick P.C.                                  N/A       N/A      N/A        N/A

(23) Consents of experts and counsel

     23.1   Consent of Ernst & Young LLP                            N/A       N/A      N/A        N/A

     23.2   Consent of Price Waterhouse LLP                         N/A       N/A      N/A        N/A

     23.3   Consent of Levine, Hughes &
            Mithuen, Inc.                                           N/A       N/A      N/A        N/A


     23.4   Consent of Winstead
            Sechrest & Minick P.C.
            (included in Exhibit 5.1)                               N/A       N/A      N/A         N/A

(24) Power of attorney

     24.1   Powers of Attorney
            (included on Page II-6)                                 N/A       N/A      N/A         N/A

(99) Additional Exhibits

     99.1   1994 Flexible Incentive Plan,
            together with forms of stock
            option agreement and restricted
            stock grant used thereunder.                            N/A       N/A      N/A         N/A

ITEM 9.  UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 2, 1995.

                          LANDMARK GRAPHICS CORPORATION


                          By:/s/ Robert P. Peebler
                             ------------------------------------------------
                             Robert P. Peebler, President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Robert P. Peebler and William H. Seippel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature and Title                                                                  Date
 -------------------                                                                  ----


 /s/ Robert P. Peebler                                                             March 2, 1995
 --------------------------
 Robert P. Peebler
 Director, President, and
 Chief Executive Officer
 (Principal Executive Officer)

 /s/ William H. Seippel
 --------------------------
 William H. Seippel                                                                March 2, 1995
 Vice President, Finance and
 Chief Financial Officer
 (Principal Financial and Accounting Officer)


 /s/ Sam K. Smith                                                                  March 2, 1995
 --------------------------
 Sam K. Smith
 Chairman of the Board


 /s/ Lucio Lanza                                                                   March 2, 1995
 --------------------------
 Lucio Lanza
 Director
                                                                                   March 2, 1995
 /s/ James A. Downing, II
 --------------------------
 James A. Downing, II
 Director

                                                                                   March 2, 1995
 /s/ Charles L. Blackburn
 --------------------------
 Charles L. Blackburn
 Director
                                                                                   March 2, 1995
 /s/ Theodore Levitt
 --------------------------
 Theodore Levitt
 Director

                                                                                   March 2, 1995
 /s/ S. Rutt Bridges
 --------------------------
 S. Rutt Bridges
 Director


                               INDEX TO EXHIBITS


                                                                          Incorporated by Reference
                                                                               (If applicable)
                                                                    -------------------------------------
Exhibit Number and Description                                      Form       Date    File No.   Exhibit
- ------------------------------                                      ----      ------   --------   -------
(5)  Opinion regarding legality

      5.1   Opinion of Winstead
            Sechrest & Minick P.C.                                  N/A       N/A      N/A        N/A

(23) Consents of experts and counsel

     23.1   Consent of Ernst & Young LLP                            N/A       N/A      N/A        N/A

     23.2   Consent of Price Waterhouse LLP                         N/A       N/A      N/A        N/A

     23.3   Consent of Levine, Hughes &
            Mithuen, Inc.                                           N/A       N/A      N/A        N/A

     23.4   Consent of Winstead
            Sechrest & Minick P.C.
            (included in Exhibit 5.1)                               N/A       N/A      N/A        N/A

(24) Power of attorney

     24.1   Powers of Attorney
            (included on Page II-6)                                 N/A       N/A      N/A        N/A

(99) Additional Exhibits

     99.1   1994 Flexible Incentive Plan,
            together with forms of stock
            option agreement and restricted
            stock grant used thereunder.                            N/A       N/A      N/A        N/A